                                                                    EXHIBIT 10.7

                CONSULTING AND STOCKHOLDER AGREEMENT


     This Consulting and Stockholder Agreement (this "Agreement"), effective as of the 15th day of January, 1997 (the "Effective Date"), is by and between APPLIED VOICE RECOGNITION, INC., a Utah corporation with its principal offices in Houston, Texas (the "Company"), and FREDERICK A. HUTTNER, an individual residing in Houston, Texas (the "Consultant").

     The parties agree as to the following:

     1. Engagement. The Company agrees to engage the Consultant on a non-exclusive basis and the Consultant accepts such engagement for the period beginning on January 15, 1997 and ending on February 15, 1998, unless earlier terminated in accordance with the terms of Section 5 (the "Consulting Period").

     2. Consulting Services. During the Consulting Period, the services rendered by the Consultant shall include, without limitation, review of strategic and operational plans and participation in the planning process; review of financial budgets, controls and reports; review of expansion plans; review of investment opportunities (including, without limitation, mergers, acquisitions, expansions or sale of majority or minority interests in the Company); participation in communications with the Board of Directors of the Company; and assisting the Chairman of the Board of Directors and the President of the Company as requested. The services to be performed by the Consultant pursuant to this Agreement shall be referred to herein as the "Services." Notwithstanding anything in this Agreement to the contrary, during the term of this Agreement, the Consultant shall not be prohibited from and shall be allowed to provide services (including services identical to the Services) to persons or entities other than the Company; provided, however, that the performance of such services by the Consultant shall not prevent the Consultant from performing, or relieve the Consultant of Consultant's obligation to perform, the Services pursuant to this Agreement.

      3. Time. During the Consulting Period, the Consultant shall render at least two (2) full eight (8) hour days per calendar month for the period from the Effective Date through June 30, 1997, and at least two (2) full eight (8) hour days per calendar month for the period from July 1, 1997 through February 15, 1998 (including attendance at meetings of the Board of Directors of the Company) of Services.

      4. Award of Common Stock. The Company hereby agrees to grant (the "Grant"), as of January 15, 1997, to the Consultant 200,000 shares of common stock, $.001 par value (the "Common Stock") of the Company which shall be subject to the restrictions set forth in Section 12(c) (the "Restrictions") (such shares being referred to herein in the aggregate as the "Shares").

       5. Termination. Consultant's engagement and this Agreement shall terminate upon the earliest to occur of any of the following events (the actual date of such termination being referred to herein as the "Termination Date"):

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            (a) The death of the Consultant;

            (b) The written agreement of the Consultant and the Company;

            (c) At the Company's option, immediately in the event of the violation of any provisions of this Agreement by the Consultant or if the Consultant fails to perform the Services requested of the Consultant pursuant to this Agreement and such failure continues for a period of ten (10) days following written notice from the Company to the Consultant; or

            (d) At either party's option and in such party's sole discretion, upon thirty (30) days' prior written notice to the other party.

        6.  Demand Registration.

       (a) From and after February 15, 1998, subject to the limitations set forth in this Agreement and prior to the fifth year anniversary of the Effective Date, the Consultant shall be entitled to demand in writing that the Company file a registration statement, at the Consultant's sole cost and expense, on either Form S-3 or Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"). Upon the Company's receipt of such written demand, the Company shall use its reasonable efforts to as expeditiously as reasonably practicable effect the registration of the Shares under the Securities Act; provided, however, that the Company shall not be required to file a registration statement, register the Shares under the Securities Act or otherwise undertake any action based on such demand by the Consultant (i) if the use of the Form S-3 or Form S-8 to register the Shares is not available to the Company for any reason; or (ii) for a period of one hundred fifty (150) days following the effective date of any letter of intent between the Company and a securities underwriter regarding a registration of the Company's stock, provided that the Company gives written notice of the execution of any such letter of intent to the Consultant within ten (10) days following the effective date of such letter of intent.

       (b) If, in the opinion of the Company's underwriter, it is appropriate because of marketing factors to limit the number of Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Shares, if any, which the Company's underwriter believes should be included therein. If the number of Shares to be included in the offering in accordance with the foregoing is less than the total number of Shares which the Consultant has requested to be included, then the Consultant and the other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of unregistered Common Stock.

       (c) The Consultant shall be solely responsible for paying all registration expenses relating to any registration under the terms of this
Section 6; provided, however, that if after the Consultant's demand for registration the Company or other holders of securities of the Company desire and are entitled to participate in such registration, then the Consultant and the other holders of securities to be included in such registration shall share the cost of such registration pro rata based

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

upon their respective number of shares of unregistered Common Stock included within such registration. For purposes of this Section 6, the term "registration expenses" shall mean all expenses incurred by the Company in complying with this
Section 6, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of any counsel selected by the Consultant and the other owners of the Company's securities participating in such registration to represent such parties, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, and also including underwriting discounts and selling commissions.

        7. Piggy Back Registration.

          (a) If, at any time after February 15, 1998 and prior to the date on which the Company files the registration statement required under Section 6, the Company proposes to file a registration statement with respect to an offering of Ten Million Dollars ($10,000,000) or more of Common Stock, the Company will, prior to such filing, give written notice to the Consultant of its intention to do so. Upon the written request of the Consultant given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such Shares), the Company shall use its best efforts to cause all Shares which the Company has been requested by the Consultant to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the Consultant's request; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 7 without any obligation to the Consultant whatsoever.

          (b) In connection with any registration under this Section 7 involving an underwritten offering, the Company shall not be required to include any Shares in such registration unless the Consultant accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in the opinion of the Company's underwriter, it is appropriate because of marketing factors to limit the number of Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Shares, if any, which the underwriter believes should be included therein, and shall be entitled to include before such Shares up to the number of shares of Common Stock to be issued by the Company in the offering. If the number of Shares to be included in the offering in accordance with the foregoing is less than the total number of Shares which the Consultant has requested to be included, then the Consultant and the other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of unregistered Common Stock.

          (c) The Company will pay all registration expenses relating to all registrations under this Section 7. For purposes of this Section 7, the term "registration expenses" shall mean all expenses incurred by the Company in complying with this Section 7, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of any counsel selected by the Consultant and the other owners of the Company's securities participating in such registration to represent such

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

parties, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the Consultant's separate counsel (other than the counsel selected to represent the Consultant and the other owners of the Company's securities participating in such registration).

      8. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Shares under the Securities Act, the Company shall:

          (a) File within a reasonable period of time with the Securities and Exchange Commission (or any other federal agency at the time administering the Securities Act) (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause that registration statement to become and remain effective;

          (b) As expeditiously as possible prepare and file with the Commission any amendments and supplements to such registration statement and the prospectus included in such registration statement as may be necessary to keep such registration statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it but not more than 9 months after the effective date and, in the case of any other offering, until the earlier of the sale of all Shares covered thereby or 120 days after the effective date thereof;

          (c) As expeditiously as possible furnish to the Consultant such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Consultant may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by the Consultant; and

          (d) As expeditiously as possible use the Company's best efforts to register or qualify the Shares covered by such registration statement under the securities or blue sky laws of such states as the Consultant shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Consultant to consummate the public sale or other disposition in such states of the Shares owned by the Consultant; provided, however, that the Company shall not be required in connection with this Section 8(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the Consultant and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Consultant and, if requested, the Consultant shall immediately cease making offers of Shares and return all prospectuses to the Company. The Company shall promptly provide the Consultant with revised prospectuses and, following receipt of the revised prospectuses, the Consultant shall be free to resume making offers of the Shares.

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

     9. Indemnification.

          (a) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Shares, each underwriter of such Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (or any similar federal statute and the rules and regulations promulgated thereunder) (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in such he registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement,
(i) in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof, or (ii) which untrue statement was corrected by the Company and delivered to the seller prior to consummation of the sale by the seller resulting in such loss, claim, damage or liability.

          (b) In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Consultant will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information relating to the Consultant furnished in writing to the Company by and on behalf of the Consultant specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of the Consultant hereunder shall

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

be limited to an amount equal to the proceeds received by the Consultant for the Shares sold in connection with such registration.

          (c) Each party entitled to indemnification under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9, except to the extent that such delay prejudices such indemnifying party. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     10. Indemnification with Respect to Underwritten Offering. In the event that the Shares are sold pursuant to a registration statement in an underwritten offering pursuant to Section 6, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

     11. Information by the Consultant. In the event the Consultant includes Shares in any registration, the Consultant shall furnish to the Company such information regarding the Consultant and the distribution proposed by the Consultant as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     12. Restricted Period.

          (a) Subject to the limitations set forth in Sections 12(c) through 12(h) of this Agreement, for a period commencing on January 15, 1997, and ending February 15, 1998 (the "Restricted Period") the Shares shall be subject to the Restrictions as set forth in this Agreement; provided, however, that during the Consulting Period, upon the occurrence of each of the dates set

                                       6
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forth below (separately, a "Restriction Release Date"), the Restrictions shall expire on the number of Shares set forth opposite each respective Restriction Release Date:

            Restriction Release Date    # of Shares Released
            ------------------------    --------------------
                  May 15, 1997                50,000 shares
                  August 15, 1997             50,000 shares
                  November 15, 1997           50,000 shares
                  February 15, 1998           50,000 shares

The Shares which from time to time remain subject to the Restrictions after application of the schedule set forth above shall hereinafter be referred to as "Restricted Shares."

          (b) Notwithstanding the schedule of Restriction Release Dates set forth in Section 12(a), if during the Restriction Period one or more new capital sources contribute or otherwise invest in the aggregate in excess of TWO MILLION AND NO/100 DOLLARS ($2,000,000) of new capital in the Company (net of any fees and costs relating to such investment(s)), then upon the Company's receipt of such funds the Restrictions shall immediately expire with respect to any remaining Restricted Shares.

          (c) During the Restricted Period, (1) the Shares, the right to vote the Shares and the right to receive dividends on the Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, and (2) no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Consultant or any agent of the Consultant or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Shares.

          (d) The Company shall effect the issuance of the Shares, and the issuance of a certificate or certificates for the Shares, as soon as practicable. Each certificate issued for Shares to the Consultant shall be registered in the Consultant's name and shall be either deposited with the Secretary of the Company or its designee in an escrow account or held by the Secretary of the Company, together with stock powers or other instruments of transfer appropriately endorsed in blank by the Consultant (the Consultant hereby agreeing to execute such stock powers or other instruments of transfer as requested by the Company). Such certificate or certificates shall remain in such escrow account or with the Secretary of the Company until the expiration of the Restricted Period. Certificates representing the Restricted Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN A CONSULTING AND STOCKHOLDER AGREEMENT DATED AS OF JANUARY 15, 1997 BETWEEN APPLIED VOICE RECOGNITION, INC. (THE

                                       7
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     "COMPANY") AND FREDERICK A. HUTTNER. A COMPLETE AND CORRECT COPY OF SUCH
     CONSULTING STOCKHOLDER AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

          (e) The Consultant shall, during the Restricted Period, have all of the other rights of a shareholder with respect to the Shares including, but not limited to, the right to receive dividends, if any, as may be declared on such Shares from time to time, and the right to vote (in person or by proxy) such Shares at any meeting of shareholders of the Company.

          (f) If the Termination Date shall occur prior to the expiration of the Restricted Period:

                    (1) The Restrictions shall expire on a number of Restricted Shares determined by multiplying the number of Shares for which the Restrictions would have expired on the Restriction Release Date that immediately follows the Termination Date by a fraction, the numerator of which is the number of days that have elapsed between the Restriction Release Date that immediately precedes the Termination Date and the Termination Date and the denominator of which shall be the number of days between the Restriction Release Date that immediately precedes the Termination Date and the Release Restriction Date that immediately follows the Termination Date; and

                    (2) Except as set forth in Section 12(f)(1), any Restricted Shares for which the Restrictions shall not have expired shall be forfeited by the Consultant to the Company (the "Forfeited Shares"), without the payment of any consideration or further consideration by the Company, and neither the Consultant nor any heirs, personal representatives, successors or assigns of the Consultant shall thereafter have any further rights or interest in the Forfeited Shares or certificates therefor, and the Consultant's name shall thereupon be deleted from the list of the Company's stockholders with respect to the Forfeited Shares.

          (g) If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Company's Board of Directors, any Restrictions on the Restricted Shares

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

set forth in this Agreement shall be deemed to have expired, and the Restricted Shares shall thereby be free of the Restrictions set forth in the Section 12(c).

          (h) If the Termination Date shall occur prior to the expiration of the Restricted Period, and there exists a dispute between the Consultant and the Company as to the satisfaction of the conditions to the release of the Shares from the Restrictions hereunder or the terms and conditions of the Grant, the Shares shall remain subject to the Restrictions until the resolution of such dispute, regardless of any intervening expiration of the Restricted Period, except that any dividends that may be payable to the holders of record of Common Stock as of a date during the period from termination of the Consultant's engagement to the resolution of such dispute (the "Suspension Period") shall:

               (1) To the extent to which such dividends would have been payable to the Consultant on the Shares, be held by the Company as part of its general funds, and shall be paid to or for the account of the Consultant only upon, and in the event of, a resolution of such dispute in a manner favorable to the Consultant, and then only with respect to such of the Shares as to which such resolution shall be so favorable; and

               (2) Be canceled upon, and in the event of, a resolution of such dispute in a manner unfavorable to the Consultant, and then only with respect to such of the Shares as to which such resolution shall be so unfavorable.

          (i) Upon expiration of the Restricted Period, and upon compliance by the Consultant with all obligations of the Consultant hereunder, the Restricted Shares shall be released from all further restrictions and prohibitions hereunder and the Company shall thereupon deliver or cause to be delivered to the Consultant or the Consultant's legal representative the certificate or certificates for the Shares free of any legend provided in Section 12(d) of this Agreement.

     13. Confidential Information. During the term of this Agreement, the Consultant may have access to confidential information of the Company including, but not limited to, financial information, personnel information, lists of financial information, personnel information lists of customers and suppliers and other trade secrets. To insure the continued secrecy of this confidential information, the Consultant agrees that he will not at any time while engaged as a Consultant pursuant to this Agreement at any time or thereafter divulge such confidential information to any party not associated with the Company. The Consultant shall not take from the premises of the Company, or otherwise retain, and shall surrender to the Company, any such confidential information and any records, files or other documents, or copies thereof, relating to the business or affairs of the Company.

     14. Compliance with Securities Laws. Prior to the issuance of a certificate(s) for any Shares, the Consultant shall enter into such written representations, warranties and agreements as the Board of Directors of the Company may reasonably request in order to comply with applicable federal and state securities laws or with this Agreement. In addition to the foregoing, the Consultant hereby represents and warrants to the Company as follows:

          (a) The Consultant acknowledges that the Shares constitute securities under the Securities Act, and the applicable state securities laws (the Securities Act and such state securities laws being collectively referred to as the "Acts").

          (b) The Consultant understands and agrees that notwithstanding any other provision in this Agreement the transfer of the Shares has not been registered under the Acts in reliance upon exemptions therefrom from non-public offerings and that the certificates representing the Shares will be legended in the manner set forth below, the Shares must be held indefinitely and the Consultant may not be able to sell or dispose of any of the Shares unless the sale thereof is subsequently registered under the Acts or an exemption or exemptions from such registration are available, except as set forth in Section 6 of this Agreement, the Company has no obligation to so register any of the Shares, and, if and until such time as the Shares are registered pursuant to
Section 6 above, that prior to any proposed transfer of any of the Shares by the Consultant, the Consultant must provide the Company with an opinion reasonably satisfactory to its counsel, that any proposed transfer of Shares by the Consultant does not violate any applicable federal or state securities laws.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (THE "ACTS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Such certificates shall also be conspicuously endorsed on the front thereof substantially as follows:

          SEE RESTRICTIVE LEGENDS ON REVERSE SIDE

          (c) The Consultant is an "accredited investor" as such term is defined in Rule 501 (a) under the Securities Act.

          (d) The Consultant has such knowledge and experience in financial and business matters that the Consultant is capable of evaluating the merits and risks of his acquisition of the Shares.

          (e) The Consultant has had access to and an opportunity to inspect all relevant information relating to the Company to enable the Consultant to evaluate the merits and risks of Consultant's acquisition of the Shares. The Consultant also has had the opportunity to ask questions and receive answers respecting, and to obtain such additional information as the Consultant has desired regarding the business, financial condition and affairs of the Company.

          (f) The Consultant's acquisition of the Shares is for the Consultant's own account, is for investment purposes, and is without a view to, or for offer or sale for the Company in connection with, any distribution of the Shares. The Consultant is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

     15. Dispute Resolution. The parties agree that all disputes or questions arising in connection with this Agreement and/or the termination of Employee's employment hereunder shall be settled by a single arbitrator pursuant to the rules of the American Arbitration Association in the City of Houston, Texas, and the award of the arbitrators shall be final, non-appealable, conclusive and enforceable in a court of competent jurisdiction.

     16. General.

          (a) Changes in Capital Structure. The existence of the Company's commitment to issue the Shares shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, or preferred stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. However, if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to this Agreement shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares.

          (b) Compliance With Other Laws. Notwithstanding any of the other provisions of this Agreement, the Consultant agrees that the Company's obligation to issue any Shares pursuant to this Agreement, shall be subject to and limited by the Company's obligation to comply with all laws or regulations of any governmental authority.

          (c) Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall not be transferable or assignable by the Consultant without the prior written consent of the Company.

          (d) Notices. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to the Company and the Consultant as follows:

     If to the Company:       Applied Voice Recognition, Inc.
                              4615 Post Oak Place, Suite 277
                              Houston, Texas  77027
                              Attention:  President
                              Facsimile No.:  (713) 621-5870

     With Copy to:            Boyar, Simon & Miller
                              4265 San Felipe, Suite 1200
                              Houston, Texas  77027
                              Attention:  J. William Boyar, Esq.
                              Facsimile No.:  (713) 552-1758

     If to the Consultant:    Mr. Frederick A. Huttner
                              13634 Taylorcrest Road
                              Houston, Texas  77079
                              Facsimile No.:  (713) 464-5288

Notices shall be deemed properly delivered and received when and if either: (i) personally delivered; (ii) delivered by nationally-recognized overnight courier;
(iii) when deposited in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid or (iv) sent via facsimile transmission with confirmation mailed by regular U.S. mail. Any party may change its notice address for purposes hereof to any address within the continental United States by giving written notice of such change to the other parties hereto at least fifteen (15) days prior to the intended effective date of such change.

          (e) Entire Agreement; Amendments and Waivers; Successors and Assigns. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Consultant, the Company and their respective successors and permitted assigns, provided that in no event shall Consultant's obligation to perform future services for the Company be delegated or transferred by the Consultant.

          (f) Severability. If any provision of the Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed or enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument

          (h) Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction).

          (i) Independent Contractor. The Consultant is an independent contractor with the responsibility for, and control over, the details and means of performing the Services. Nothing contained in this Agreement shall be construed as constituting the Consultant as agent, representative or employee of the Company and the Consultant shall not represent to the contrary to any person. The Consultant shall not be entitled to any benefits afforded to employees of the Company, except as otherwise specifically contemplated herein.

          (j) Defined Terms. Each of the following terms is defined in the part or Section of this Agreement set forth opposite such term:

          Term                             Section
          ----                             -------
          Acts                             14(a)
          Agreement                        Preamble
          Commission                       8(a)
          Common Stock                     4
          Company                          Preamble

          Term                             Section
          ----                             -------
          Consultant                       Preamble
          Consulting Period                1
          Effective Date                   Preamble
          Exchange Act                     9(a)
          Forfeited Shares                 12(f)(2)
          Grant                            4
          Indemnified Party                9(c)
          Indemnifying Party               9(c)
          Registration Expenses            6(c) and 7(c)
          Restricted Period                12(a)
          Restricted Shares                12(a)
          Restriction Release Date         12(a)
          Restrictions                     4
          Securities Act                   6(a)
          Services                         2
          Shares                           4
          Suspension Period                12(h)
          Termination Date                 5

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

                                COMPANY:

                                APPLIED VOICE RECOGNITION, INC., a Utah
                                corporation



                                By:   /S/ TIMOTHY J. CONNOLLY
                                    ----------------------------------------
                                    Timothy J. Connolly, President


                                CONSULTANT:



                                      /S/ FREDERICK A. HUTTNER
                                    -----------------------------------------
                                      FREDERICK A. HUTTNER



                               Signature Page to
                      Consulting and Stockholder Agreement